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                                                                    Exhibit 23.2






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-4 of Pegasus Communication Corporation of our report dated February 12, 1999, relating to the financial statements and financial statement schedules which appears in Pegasus Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

January 7, 2000